UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________
Form 8-K
__________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2019

Commission file number: 000-19599

WORLD ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	57-0425114
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

108 Frederick Street
Greenville, South Carolina	29607
(Address of principal executive offices)	(Zip Code)

(864) 298-9800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	WRLD	The Nasdaq Global Select Market

Item 1.01.    Entry into a Material Definitive Agreement.

Amended and Restated Revolving Credit Facility

On June 7, 2019, World Acceptance Corporation (the “Company”) entered into an Amended and Restated Revolving Credit Agreement (the “Revolving Credit Agreement”), among the Company, the lenders named therein, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent.

The Revolving Credit Agreement amends and restates the preexisting revolving credit agreement to, among other things: (i) increase the aggregate commitments of the Lenders to $685.0 million (increased from $480.0 million); (ii) permit the Borrower to make purchases of any class or series of capital stock or other equity in the amount of $200.0 million plus 50% of cumulative Consolidated Net Income, subject to certain restrictions; (iii) provide for a process to transition to a new benchmark from LIBOR if necessary; and (iv) extend the term of the Revolving Credit Agreement to three (3) years.

The foregoing description of the Revolving Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.    Other Events.

On June 7, 2019, the Company’s Board of Directors approved a share repurchase program authorizing the Company to repurchase up to $200.0 million of its outstanding common stock, inclusive of the amount that remains available for repurchases under the prior repurchase. The timing and actual number of shares repurchased will depend on a variety of factors, including the stock price, corporate and regulatory requirements, available funds, alternative uses of capital, restrictions under the Revolving Credit Agreement, and other market and economic conditions. The Company’s stock repurchase program may be suspended or discontinued at any time.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1*	Amended and Restated Revolving Credit Agreement, dated as of June 7, 2019, among World Acceptance Corporation, the lender parties, and Wells Fargo Bank, N.A. as Administrative.
10.2*	Amended and Restated Security Agreement, dated as of June 7, 2019, between World Acceptance Corporation and Wells Fargo Bank, N.A. as Collateral Agent.
10.3*	Amended and Restated Security Agreement, dated as of June 7, 2019, among the subsidiaries of World Acceptance Corporation and Wells Fargo Bank, N.A. as Collateral Agent.
10.4*	Amended and Restated Guaranty Agreement, dated as of June 7, 2019, among World Acceptance Corporation, the lender parties, and Wells Fargo Bank, N.A. as Administrative as Collateral Agent.
* Submitted electronically herewith.
* Certain schedules to these Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ACCEPTANCE CORPORATION

By:	/s/ John L. Calmes, Jr.
John L. Calmes, Jr.
Chief Financial and Strategy Officer
Date:	June 7, 2019